Exhibit 99


CNF

3240 HILLVIEW AVENUE
PALO ALTO, CA 94304-1297
(650) 494-2900

                                                                NEWS RELEASE


                                                                  Contacts:

                                                Investors - Patrick Fossenier
                                                               (650) 813-5353

                                                          Media - James Allen
                                                               (650) 813-5335


           CNF INCREASES EARNINGS GUIDANCE FOR FIRST QUARTER 2005


     PALO ALTO, California - April 11 - CNF Inc. (NYSE:CNF) today said it increased its guidance for shareholders for the first quarter 2005 to a range of 66 cents to 69 cents per diluted share. The company's previous guidance for earnings in the quarter was 57 cents to 65 cents per diluted share.

     W. Keith Kennedy, chairman and interim chief executive officer, said the guidance increase was due to strong earnings at its Con-Way less-than-

truckload (LTL) carriers, across all regions of the country. Kennedy said the company's Menlo Worldwide supply chain management earnings would also increase compared to last year.

     The company said it will release its full earnings after the market closes on April 20, as previously announced. At that time, the company will provide guidance for the second quarter of 2005. The company will hold a conference call for shareholders and the investment community on April 21.

     CNF is a $3.7 billion management company of supply chain service providers. It has businesses in LTL trucking, truckload carriage, air freight, logistics and supply chain management and trailer manufacturing.




Forward Looking Statements


Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements regarding contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the possible outcome of claims brought against CNF, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of CNF's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that CNF may, from time to time, be required to pay indemnification claims in connection with the sale of Menlo Worldwide Forwarding, or to record impairment charges for long-lived assets, the possibility of defaults under CNF's $385 million credit agreement and other debt instruments (including defaults resulting from additional unusual charges), and the possibility that CNF may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, the February 2000 crash of an EWA aircraft and related litigation, matters relating to CNF's 1996 spin-off of Consolidated Freightways Corporation (CFC), including the possibility that CFC's multi-employer pension plans may assert claims against CNF, and matters relating to CNF's defined benefit pension plans. The factors included herein and in Item 7 of CNF's 2003 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.





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